
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          MAY-01-1999
<PERIOD-START>                             MAY-03-1998
<PERIOD-END>                               MAY-01-1999
<CASH>                                          27,405
<SECURITIES>                                         0
<RECEIVABLES>                                  217,968
<ALLOWANCES>                                         0
<INVENTORY>                                    102,589
<CURRENT-ASSETS>                               369,522
<PP&E>                                         108,897
<DEPRECIATION>                                  55,478
<TOTAL-ASSETS>                                 487,856
<CURRENT-LIABILITIES>                          216,801
<BONDS>                                         39,857
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           310
<OTHER-SE>                                     225,376
<TOTAL-LIABILITY-AND-EQUITY>                   487,856
<SALES>                                      1,058,553
<TOTAL-REVENUES>                             1,058,553
<CGS>                                          791,683
<TOTAL-COSTS>                                  791,683
<OTHER-EXPENSES>                               339,044
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               8,088
<INCOME-PRETAX>                               (49,262)
<INCOME-TAX>                                  (16,449)
<INCOME-CONTINUING>                           (35,052)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (35,052)<F1>
<EPS-BASIC>                                     (1.11)
<EPS-DILUTED>                                   (1.11)

<F1>The Company recognized minority interest expense in the amount of $2,239,000 in the consolidated statement of operations, which represents the minority shareholder portion of the income for less than wholly-owned subsidiaries.  The minority interest share of the net assets of these subsidiaries of $5,244,000 as of May 1, 1999 is included in other liabilities in the consolidated balance sheet of the Company.

